PennantPark Investment Corporation Announces Financial Results for the Quarter Ended March 31, 2012

NEW YORK, NY -- (Marketwire - May 02, 2012) - PennantPark Investment Corporation (NASDAQ: PNNT), "we," "our," "us" or "Company," today announces financial results for its second fiscal quarter ended March 31, 2012.

HIGHLIGHTS
Quarter Ended March 31, 2012
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                          $     888.9
  Net assets                                                    $     583.3
  Net asset value per share                                     $     10.38

Credit Facility (cost $158.5)                                   $     157.8
SBA debentures                                                  $     150.0

Yield on debt investments at quarter-end                               13.3%

Operating Results:
  Net investment income                                         $       9.8
  GAAP net investment income per share                          $      0.18
  One-time debt issuance costs per share (1)                    $      0.10
  Core net investment income per share (2)                      $      0.28
  Distributions declared per share                              $      0.28

Portfolio Activity:
  Purchases of long-term investments                            $     110.9
  Sales and repayments of long-term investments                 $      49.3

  Number of new portfolio companies invested                              5
  Number of existing portfolio companies invested                         4
  Number of portfolio companies at quarter-end                           49

(1) One-time costs relating to amending and restating our Credit Facility.
(2) Core net investment income is a non-GAAP financial measure which excludes one time charges primarily related to our Credit Facility, amortized for tax purposes. The Company believes that core net investment income provides useful information to investors regarding financial performance because it is one method the Company uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON MAY 3, 2012

The Company will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, May 3, 2012 to discuss its quarterly financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 378-4361 approximately 5-10 minutes prior to the call. International callers should dial (719) 457-2642. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through May 17, 2012 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #2586492.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2012, our portfolio totaled $888.9 million and consisted of $274.2 million of senior secured loans, $168.1 million of second lien secured debt, $362.9 million of subordinated debt and $83.7 million of preferred and common equity investments. Our portfolio consisted of 66% fixed-rate investments and 34% variable-rate investments (including 27% with a London Interbank Offered Rate, or LIBOR, or prime floor). On March 31, 2012, we had one non-accrual debt investment, representing 1% of our overall portfolio on a market value basis and 4% of our overall portfolio on a cost basis. Our overall portfolio consisted of 49 companies with an average investment size of $18.1 million, had a weighted average yield on debt investments of 13.3% and was invested 31% in senior secured loans, 19% in second lien secured debt, 41% in subordinated debt and 9% in preferred and common equity investments.

As of September 30, 2011, our portfolio totaled $827.5 million and consisted of $296.5 million of senior secured loans, $165.3 million of second lien secured debt, $309.3 million of subordinated debt and $56.4 million of preferred and common equity investments. Our portfolio consisted of 61% fixed-rate investments and 39% variable-rate investments (including 31% with a LIBOR or prime floor). Our overall portfolio consisted of 48 companies with an average investment size of $17.2 million, had a weighted average yield on debt investments of 13.3% and was invested 36% in senior secured loans, 20% in second lien secured debt, 37% in subordinated debt and 7% in preferred and common equity investments.

For the three months ended March 31, 2012, we invested $110.9 million in five new and four existing portfolio companies with a weighted average yield on debt investments of 13.2%. Sales and repayments of long-term investments totaled $49.3 million for the same period. For the six months ended March 31, 2012, we invested $153.9 million in six new and eleven existing portfolio companies with a weighted average yield of 14.2% on debt investments. Sales and repayments of long-term investments totaled $118.5 million for the same period.

For the three months ended March 31, 2011, we invested $96.6 million in four new and two existing portfolio companies with a weighted average yield on debt investments of 13.6%. Sales and repayments of long-term investments totaled $51.6 million for the same period. For the six months ended March 31, 2011, we invested $196.5 million in ten new and three existing portfolio companies with a weighted average yield of 14.3% on debt investments. Sales and repayments of long-term investments totaled $137.1 million for the same period.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2012 and 2011, respectively.

Investment Income

Investment income for the three and six months ended March 31, 2012 was $26.4 million and $53.2 million, respectively, and was attributable to $9.4 million and $20.7 million from senior secured loans, $4.4 million and $8.5 million from second lien secured debt investments, and $12.6 million and $24.0 million from subordinated debt investments, respectively. This compares to investment income for the three and six months ended March 31, 2011, which was $22.7 million and $42.7 million, respectively, and was primarily attributable to $8.0 million and $15.1 million from senior secured loans, $2.8 million and $6.0 million from second lien secured debt investments and $8.6 million and $16.3 million from subordinated debt investments, respectively. The increase in investment income from the same period in the prior year is due to the growth of our portfolio, which is the result of deploying both equity from our follow-on offering and debt capital raised during the period.

Expenses

Expenses for the three and six months ended March 31, 2012 totaled $16.6 million and $28.4 million, respectively. For the same respective periods, base management fees totaled $4.2 million and $8.2 million, performance-based incentive fees totaled $2.4 million and $6.1 million, our senior secured revolving credit facility, or the Credit Facility, and the Small Business Administration, or SBA, debentures expense (excluding the $5.4 million one-time fees associated with amending and extending our Credit Facility) totaled $2.7 million and $5.1 million, general and administrative expenses totaled $1.7 million and $3.3 million and excise taxes totaled $0.2 million and $0.3 million. This compares to expenses for the three and six months ended March 31, 2011, which totaled $9.6 million and $18.4 million, respectively. For the same respective periods, base management fees totaled $3.6 million and $7.1 million, performance-based incentive fees totaled $3.3 million and $6.1 million, Credit Facility and SBA debentures expenses totaled $1.1 million and $2.2 million, general and administrative expenses totaled $1.5 million and $2.8 million, and excise tax for the six months ended March 31, 2011 totaled $0.2 million. The increase in expenses from the same period in the prior year is due to the growth of the portfolio and net investment income as well as the costs associated with amending and extending our Credit Facility. Interest expense could be higher going forward resulting from an increase in the spread on the amended Credit Facility.

Net Investment Income

GAAP net investment income totaled $9.8 million and $24.8 million, or $0.18 and $0.50 per share, for the three and six months ended March 31, 2012, respectively. Core net investment income totaled $15.2 million and $30.1 million, or $0.28 and $0.61 per share, for the three and six months ended March 31, 2012, respectively. Core net investment income is a non-GAAP financial measure which excludes one time charges primarily related to our Credit Facility which are amortized for tax purposes. The Company believes that core net investment income provides useful information to investors regarding financial performance because it is one method the Company uses to measure its taxable financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. For the same respective periods in the prior year, net investment income totaled $13.2 million and $24.3 million, or $0.32 and $0.63 per share. The decrease in per share net investment income over the periods was primarily the result of upfront expenses associated with amending and restating our Credit Facility.

Net Realized Gains or Losses

Sales and repayments of long-term investments for the three and six months ended March 31, 2012 totaled $49.3 million and $118.5 million and realized losses totaled $3.9 million and $12.0 million, respectively, due to refinancing of our debt investments. Sales and repayments of long-term investments for the three and six months ended March 31, 2011 totaled $51.6 million and $137.1 million and realized gains totaled $0.3 million and $2.6 million, respectively, due to sales of lower yielding investments and refinancing of our debt investments.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three and six months ended March 31, 2012, we reported unrealized appreciation on investments of $20.8 million and $30.8 million, respectively. For the three and six months ended March 31, 2011, we reported unrealized appreciation on investments of $4.8 million and $23.5 million, respectively. The change in unrealized appreciation for current periods compared to the prior periods is the result of changes in the leveraged credit markets. On March 31, 2012 and September 30, 2011, our net unrealized depreciation on investments totaled $8.0 million and $38.8 million, respectively.

For the three and six months ended March 31, 2012, our long-term Credit Facility payable increased in value due to unrealized appreciation of $0.2 million and $1.4 million, respectively. For the three and six months ended March 31, 2011, our long-term Credit Facility balance increased in value due to unrealized appreciation of $4.7 million and $11.3 million, respectively. The change in unrealized appreciation for current periods compared to the prior periods is the result of our Credit Facility, which was amended and extended during the quarter. On March 31, 2012 and September 30, 2011, net unrealized depreciation on our long-term Credit Facility totaled $0.7 million and $2.1 million, respectively.

Net Increase in Net Assets Resulting from Operations

Net increase in net assets resulting from operations totaled $26.4 million and $42.2 million or $0.50 per share and $0.85 per share, respectively, for the three and six months ended March 31, 2012. This compares to a net increase in net assets resulting from operations which totaled $13.6 million and $39.1 million, respectively, or $0.33 per share and $1.01 per share, respectively, for the three and six months ended March 31, 2011. This increase in net assets from operations is due to both unrealized appreciation on investments and net investment income, which was offset by upfront one-time fees on our Credit Facility.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from our Credit Facility, SBA debentures and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the SBA debentures, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

On March 31, 2012 and September 30, 2011, we had outstanding borrowings of $158.5 million (including a temporary draw of $10.0 million) and $240.9 million under the Credit Facility, with a weighted average interest rate of 3.19% and 1.27%, exclusive of the fee on undrawn commitments of 0.50% and 0.20%, respectively.

On March 31, 2012 and September 30, 2011, $150.0 million in SBA debt commitments were fully drawn with a weighted average interest rate of 3.70% exclusive of 3.43% in upfront fees (4.04% inclusive of the upfront fees). We had $25.8 million of cash in PennantPark SBIC LP as of March 31, 2012.

Our operating activities used cash of $44.0 million for the six months ended March 31, 2012, primarily due to investing and offset by repayments on our investments. Our financing activities used cash of $0.6 million for the same period, primarily from proceeds from our common stock offering and net repayments under our Credit Facility.

Our operating activities used cash of $54.5 million for the six months ended March 31, 2011, and our financing activities provided cash of $54.2 million for the same period, primarily from net repayments under our Credit Facility, SBA debentures issued, and our common stock offering.

DISTRIBUTIONS

During the three and six months ended March 31, 2012, we declared distributions of $0.28 and $0.56 per share, respectively, for total distributions of $15.7 million and $28.5 million, respectively. During the three and six months ended March 31, 2011, we declared distributions of $0.27 and $0.53 per share, respectively, for total distributions of $12.3 million and $21.7 million, respectively. Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the Securities and Exchange Commission and stockholders may find the report on its website at www.pennantpark.com.

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                                 March 31,
                                                    2012      September 30,
                                                 (unaudited)       2011
                                               -------------  -------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments,
   at fair value (cost--$850,864,770 and
   $816,078,311, respectively)                 $ 838,697,179  $ 773,375,381
  Non-controlled, affiliated investments, at
   fair value (cost--$31,457,826 and
   $36,744,425, respectively)                     35,656,110     40,673,133
  Controlled, affiliated investments, at fair
   value (cost--$14,500,100 and $13,500,100,
   respectively)                                  14,500,002     13,500,001
                                               -------------  -------------
    Total Investments, at fair value (cost--
     $896,822,696 and $866,322,836,
     respectively)                               888,853,291    827,548,515
Cash equivalents                                  26,964,225     71,604,519
Interest receivable                               11,013,869     10,878,236
Receivable for investments sold                    4,179,031     13,118,967
Prepaid expenses and other assets                  4,895,013      5,587,977
                                               -------------  -------------
        Total assets                             935,905,429    928,738,214
                                               =============  =============
Liabilities
Distributions payable                             15,737,924     12,336,241
Payable for investments purchased                  3,528,707     18,572,499
Unfunded investments                              16,980,269     37,132,151
Credit Facility payable (cost--$158,500,000
 and $240,900,000, respectively)                 157,757,500    238,792,125
SBA debentures payable (cost--$150,000,000)      150,000,000    150,000,000
Interest payable on Credit Facility and SBA
 debentures                                          937,416        687,362
Management fee payable                             4,176,894      4,008,054
Performance-based incentive fee payable            2,374,706      3,773,829
Accrued other expenses                             1,104,368        778,757
                                               -------------  -------------
        Total liabilities                        352,597,784    466,081,018
                                               =============  =============
Net assets
Common stock, 56,206,873 and 45,689,781 shares
 issued and outstanding, respectively.
      Par value $0.001 per share and
       100,000,000 shares authorized.                 56,207         45,690
Paid-in capital in excess of par value           647,530,381    540,603,020
Undistributed net investment income                4,551,894      8,326,854
Accumulated net realized loss on investments     (61,603,932)   (49,651,922)
Net unrealized depreciation on investments        (7,969,405)   (38,774,321)
Net unrealized depreciation on Credit Facility       742,500      2,107,875
                                               -------------  -------------
        Total net assets                       $ 583,307,645  $ 462,657,196
                                               =============  =============
        Total liabilities and net assets       $ 935,905,429  $ 928,738,214
                                               =============  =============
Net asset value per share                      $       10.38  $       10.13
                                               =============  =============

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                    Three months ended March 31, Six months ended March 31,
                       ------------------------  --------------------------
                           2012         2011         2012          2011
                       -----------  -----------  ------------  ------------
Investment income:
From non-controlled,
 non-affiliated
 investments:
  Interest             $24,310,488  $20,836,197  $ 48,330,912  $ 39,395,362
  Other                  1,084,688    1,233,863     2,955,202     2,080,447
From non-controlled,
 affiliated
 investments:
  Interest                 549,594      381,222     1,122,525       744,654
From controlled,
 affiliated
 investments:
  Interest                 416,889      260,167       791,778       470,167
                       -----------  -----------  ------------  ------------
    Total investment
     income             26,361,659   22,711,449    53,200,417    42,690,630
                       -----------  -----------  ------------  ------------

Expenses:
  Base management fee    4,178,151    3,589,342     8,221,432     7,087,936
  Performance-based
   incentive fee         2,374,842    3,338,434     6,123,970     6,131,428
  Interest and
   expenses on the
   Credit Facility and
   SBA debentures        2,736,619    1,086,523     5,111,742     2,221,950
  Administrative
   services expenses       808,303      650,662     1,605,656     1,229,717
  Other general and
   administrative
   expenses                897,849      847,668     1,740,194     1,531,027
                       -----------  -----------  ------------  ------------
  Expenses before
   taxes and debt
   issuance costs       10,995,764    9,512,629    22,802,994    18,202,058
                       -----------  -----------  ------------  ------------

  Excise tax               245,000       39,857       280,000       158,824
  Debt issuance costs    5,361,319            -     5,361,319             -
                       -----------  -----------  ------------  ------------
  Total expenses        16,602,083    9,552,486    28,444,313    18,360,882
                       -----------  -----------  ------------  ------------

    Net investment
     income              9,759,576   13,158,963    24,756,104    24,329,748
                       -----------  -----------  ------------  ------------

Realized and
 unrealized (loss)
 gain on investments
 and Credit Facility:
Net realized (loss)
 gain on investments    (3,922,455)     286,452   (11,952,011)    2,579,813
Net change in
 unrealized
 appreciation
 (depreciation) on:
  Non-controlled, non-
   affiliated
   investments          22,470,558    4,711,487    30,535,339    23,464,360
  Controlled & non-
   controlled,
   affiliated
   investments          (1,692,070)     128,906       269,576        38,735
  Credit Facility
   unrealized
   (appreciation)         (217,500)  (4,698,821)   (1,365,375)  (11,303,446)
                       -----------  -----------  ------------  ------------
  Net change in
   unrealized
   appreciation         20,560,988      141,572    29,439,540    12,199,649
                       -----------  -----------  ------------  ------------

Net realized and
 unrealized gain from
 investments and
 Credit Facility        16,638,533      428,024    17,487,529    14,779,462
                       -----------  -----------  ------------  ------------

Net increase in net
 assets resulting from
 operations            $26,398,109  $13,586,987  $ 42,243,633  $ 39,109,210
                       ===========  ===========  ============  ============

Net increase in net
 assets resulting from
 operations per common
 share                 $      0.50  $      0.33  $       0.85  $       1.01
Net investment income
 per common share      $      0.18  $      0.32  $       0.50  $       0.63

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com